UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5320061
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the impacts of the COVID-19 pandemic on the business of TELA Bio, Inc. (the “Company”), on April 28, 2020, the Board of Directors of the Company, at the request of management of the Company, approved a temporary reduction of the base salaries for all employees, including its senior executive officers and vice presidents (the “Salary Reduction”). The base salaries of each of the Company’s senior executives have been reduced by 30% and the base salaries of each of the Company’s vice presidents have been reduced by 25%. In addition, certain senior executives volunteered to reduce their salaries by an additional 5%, for a total reduction of 35% for those individuals. Reductions for other employees varied from 5% to 20%.

The base salaries of Antony Koblish, its Chief Executive Officer, Nora Brennan, its Chief Financial Officer, Maarten Persenaire, MD, its Chief Medical Officer and E. Skott Greenhalgh, Phd., its Chief Technology Officer, have been reduced by 35%, 30%, 35% and 35%, respectively, pursuant to the Salary Reduction.

The Salary Reduction commenced on April 30, 2020 and will continue through July 15, 2020. In addition, the Company has suspended its matching contributions to all participants under the Company’s 401(k) Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President, Chief Executive Officer and Director

Date: May 4, 2020